Exhibit 11.1

                               The Source Company

                   Calculation for Weighted Average Number of
                            Common Shares Outstanding

                                                                                                                          Weighted
                                                                                                       Weighted          Average
                                                              Common        Common                      Average           Number
                                                              Share         Shares        Days          Number          of Shares
Date                   Description                           Activity    Outstanding   Outstanding     of Shares       Outstanding
------------------------------------------------------------------------------------------------------------------------------------

January 31, 1996       Balance                                            6,374,389        28          487,658

February 18, 1996      Issuance of 8,000 shares               8,000       6,382,389        96        1,674,069
June 3, 1996           Conversion of preferred stock        140,714       6,523,103        25          445,567
June 28, 1996          Issuance of 100,000 shares           100,000       6,623,103        31          560,973
July 29, 1996          Conversion of preferred stock         75,341       6,698,444        12          219,621
August 10, 1996        Issuance of 3,388 shares               3,388       6,701,832        20          366,220
August 30, 1996        Stock dividend on preferred stock      9,515       6,711,347        11          201,707
September 10, 1996     Issuance of 1,694 shares               1,694       6,713,041         1           18,342
September 11, 1996     Conversion of preferred stock        142,857       6,855,898        11          206,052
September 22, 1996     Conversion of preferred stock         64,285       6,920,183        66        1,247,902
November 27, 1996      Issuance of 10,050 shares             10,050       6,930,233        65        1,230,780

January 31, 1997       Balance                                            6,930,233                                     6,658,891


Note: The effect of options granted under the 1995 Incentive Stock Option Plan and the effect of the possible conversion of the 1996 Series 7% Convertible Preferred Stock have not been reflected on this schedule due to their anti-dilutive effect.